Exhibit 99.1

June 5, 2008

Re:	Independence Lead Mines Company.— Registration Statement on Form S-4 for 6,936,884 Shares of Hecla Mining Company Common Stock (Commission File Number 333-130682)

We hereby consent to the use of our report, dated January 15, 2008 as an exhibit to the Registration Statement of Hecla Mining Company on Form S-4. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

PUBLIC SECURITIES, INC.

By:	/S/ WILLIAM F. ROSS
William F. Ross